Exhibit 99.1

FOR IMMEDIATE RELEASE:

TX HOLDINGS REPORTS FULL YEAR RESULTS FOR FISCAL 2015

ASHLAND, Kentucky – December 29, 2015 - TX Holdings, Inc. (OTC Markets OTCQB: TXHG), a supplier of mining and rail products to the U.S. coal mining industry, today announced financial results for the full fiscal year ended September 30, 2015. During the year, revenues decreased due to overall lower sales demand and the company incurred a $372,509 net loss. Gross profit was $626,036 compared with $1,135,696 in the fiscal 2014.

Commenting on the results, Mr. Shrewsbury, the company’s CEO and Chairman, stated that

“We were very disappointed with the results of our 2015 fiscal year. The anticipated positive turn-around in the U. S. coal mining industry did not materialize as anticipated; however, we continue to have confidence in the future of the U.S. coal mining industry and, we are fully committed to its future. Coal, on dollar cost basis per BTU remains one of the cheapest fuels in the energy industry. As we have previously stated, the recent ruling by the Supreme Court on certain regulations adopted by the EPA and affecting the coal mining industry’s economic growth, coupled with efficiencies and consolidation in the industry augur well for the future of our business.”

Financial Summary

Revenue for the 2015 fiscal year was $3,105,733, a decrease of $1,179,887 or 27.5% when compared to 2014.

Cost of goods sold for the year was $2,469,697 compared to $3,149,924 in 2014, a decrease of 21.6%.

Gross profit for the year 2015 was $636,036, a decrease of 44% when compared to 2014.

Net loss for 2015 was $372,509 compared to net income in 2014 of $341,300.

Loss per diluted share was $(0.01) compared to earnings per share of $0.01 for 2014.

Operating expenses for 2015 decreased 23.4% as compared to 2014. Other expenses for 2015 were $110,203 compared to other income of $378,683 in 2014.

Net cash used in operating activities for the year ended September 30, 2015 was $253,626 as compared to net cash used in operating activities of $291,920 during the same period in 2014. The cash used decrease was a direct result of the company’s initiative to reduce inventory to meet anticipated lower sales demand. Cash flows provided by financing activities increased by $33,649 due to further drawdown under the company’s line of credit of $163,949 and net cash advance from Mr. Shrewsbury of $81,300. At September 30, 2015, the company had cash and cash equivalents of $61,564, a decrease of $11,220 when compared to September 30, 2014.

Inventories (current and non-current) and accounts payable decreased 8.7% and 10.2% respectively, compared to year end 2014 as a result of lower sales demand. Accounts receivable were $585,043 as of September 30, 2015, as compared to $502,617 as of September 30, 2014, an increase of 16.4%. To fund ongoing operations, the company continued to rely upon financing provided by its CEO, including a note and noninterest bearing advances aggregating approximately $2.12 million and a secured bank line of credit, of which $712,449 had been drawn upon at fiscal year-end 2015 that is guaranteed by our CEO.

Subsequent Events

On December 3, 2015, we obtained a new term loan from our bank of $711,376, the proceeds of which were utilized to repay our line of credit. The loan is for a term of five years and currently bears interest at the rate of 3.25% per annum. We agreed to make equal monthly repayments of principal and interest under the loan of $6,967, commencing January 3, 2016. The loan is secured by a priority security interest in our inventory and accounts receivable, is guaranteed by our CEO, Mr. Shrewsbury, and our indebtedness to Mr. Shrewsbury is subordinated to the bank loan.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other applicable law.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: our ability to implement our business strategy; our financial strategy; a downturn in economic environment, including in the U.S. coal industry; changes in regulations affecting the U.S. coal mining industry and U.S. coal-fired power plants; our failure to meet growth and productivity objectives; a failure of our innovation initiatives; risks from investing in growth opportunities; fluctuations in financial results and purchases; the impact of local legal, economic, political and health conditions; adverse effects from environmental matters and tax matters; ineffective internal controls; our use of accounting estimates; our ability to attract and retain key personnel and our reliance on critical skills; impact of relationships with critical suppliers; currency fluctuations and customer financing risks; the impact of changes in market liquidity conditions and customer credit risk on receivables; our reliance on third party distribution channels; Securities and Exchange Commission regulations related to trading in “penny stocks;” the continued availability of certain financing provided by our CEO; and other risks, uncertainties and factors discussed in our Quarterly Reports on Forms10-Q, our Annual Report on Form 10-K and in our other filings with the SEC or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  We assume no obligation to update or revise any forward-looking statement. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1933, as amended, expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward looking statements under the PSLRA may not be apply to us at certain times.

Contact:

William “Buck” Shrewsbury

Chairman and CEO

TX Holdings, Inc.

(606) 928-1131

TX HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

September 30, 2015 and 2014

	September 30,	September 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$61,564	$72,784
Accounts receivable, net of allowance for doubtful accounts of $13,643 and $32,343, respectively	585,043	502,617
Inventory	2,223,037	2,762,535
Commission advances	48,338	–
Note receivable-current	10,000	10,000
Other current assets	27,674	45,327
Total current assets	2,955,656	3,393,263

Inventoy, non-current (Note 1)	300,000	–
Property and equipment, net (Note 2)	66,575	72,530
Note receivable, less current portion	19,983	21,289
Other	500	–

Total Assets	$3,342,714	$3,487,082

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accrued liabilities	$696,624	$606,099
Accounts payable	946,576	1,054,556
Advances from officer (Note 7)	124,637	43,337
Bank-line of credit (Note 9 and 11)	712,449	548,500
Total current liabilities	2,480,286	2,252,492

Note payable to offier (Note 7)	2,000,000	2,000,000
Total Liabilities	4,480,286	4,252,492

Commitments and contingencies (Notes 6 and 7)

Stockholders' deficit:
Preferred stock: no par value, 1,000,000 shares authorized no shares outstanding	–	–
Common stock: no par value, 250,000,000 shares authorized, 48,053,084 shares issued and outstanding at September 30, 2015 and 2014	9,293,810	9,293,810
Additional paid-in capital	4,321,329	4,320,982
Accumulated deficit	(14,752,711)	(14,380,202)
Total stockholders' deficit	(1,137,572)	(765,410)

Total Liabilities and Stockholders' Deficit	$3,342,714	$3,487,082

The accompanying notes are an integral part of the consolidated financial statements.

TX HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended September 30, 2015 and 2014

	September 30,	September 30,
	2015	2014

Revenue	$3,105,733	$4,285,620

Cost of goods sold	2,469,697	3,149,924

Gross profit	636,036	1,135,696

Operating expenses, except items shown separately below	551,292	490,266
Commission expense	236,119	458,086
Professional fees	86,837	179,996
Stock-based compensation	347	16,702
Bad debt expense	13,643	18,350
Depreciation expense	10,104	9,679
Total operating expenses	898,342	1,173,079

Loss from operations	(262,306)	(37,383)

Other income and (expense):
Legal settlement (Note 6)	–	374,025
Gain on disposal of fixed assets	–	10,807
Gain on extinguishment of accounts payable	–	93,167
Other income	15,505	–
Interest expense	(125,708)	(99,316)

Total other income and (expense), net	(110,203)	378,683

Income (loss) before provision for income taxes	(372,509)	341,300

Provision for income taxes	–	122,000
Utilization of net operating loss carry forward	–	(122,000)

Net income (loss)	$(372,509)	$341,300

Net earnings (loss) per common share
Basic	$(0.01)	$0.01

Weighted average of common shares outstanding-
Basic	48,053,084	48,053,084

The accompanying notes are an integral part of the consolidated financial statements.

TX HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2015 and 2014

	September 30,	September 30,
	2015	2014
Cash flows used in operating activities:
Net income (loss)	$(372,509)	$341,300
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	10,104	9,679
Bad debt expense	13,643	18,350
Gain on extinguishment of accounts payable	–	(93,167)
Stock-based compensation	347	16,702
Gain on disposal of fixed assets	–	(10,807)
Other assets	(500)	200
Changes in operating assets and liabilities:
Accounts receivable	(96,069)	(95,037)
Inventory	539,498	(912,548)
Commission advances	(48,338)	3,546
Other current assets	17,653	(22,052)
Inventory, non-current	(300,000)	–
Accrued liabilities	72,525	71,538
Accounts payable	(107,980)	362,376
Stockholder/officers advances for operations	18,000	18,000
Net cash used in operating activities	(253,626)	(291,920)

Cash flows used in investing activities:
Proceeds received from disposal of fixed assets	–	18,000
Notes receivable	1,306	6,091
Purchase of equipment	(4,149)	(46,015)
Net cash used in investing activities	(2,843)	(21,924)

Cash flows provided by financing activities:
Proceeds from bank line of credit	163,949	300,000
Proceeds from stockholder/officer advances	127,300	34,450
Repayment of stockholder/officer advances	(46,000)	(122,850)
Net cash provided by financing activities	245,249	211,600

Decrease in cash and cash equivalents	(11,220)	(102,244)
Cash and cash equivalents at end of year beginning of year	72,784	175,028

Cash and cash equivalents at end of year	$61,564	$72,784
Supplemental Cash Flow Disclosure

Interest Paid	$23,575	$10,798

The accompanying notes are an integral part of the consolidated financial statements.

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